Exhibit 10.3

FIRST AMENDMENT

TO

GUARANTEE AND COLLATERAL AGREEMENT

This First Amendment to the Guarantee and Collateral Agreement (this “Amendment”) is dated as of May 26, 2010 and is entered into by and among SSI Investments I Limited, a private limited company formed under the laws of Ireland (“SSI I”), SSI Investments II Limited, a private limited company formed under the laws of Ireland ( “SSI II”), SSI Investments III Limited, a private limited company formed under the laws of Ireland (“SSI III” and together with SSI I and SSI II, the “Initial Grantors”) and Morgan Stanley Senior Funding, Inc. as Collateral Agent, and is made with reference to that certain Guarantee and Collateral Agreement dated as of February 11, 2010 (the “Guarantee and Collateral Agreement”) by and among SSILuxco II S.à r.l., SSI I, SSI II, SSI III and Morgan Stanley Senior Funding, Inc., as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or the Guarantee and Collateral Agreement after giving effect to this Amendment, as applicable.

WHEREAS, the Initial Grantors have requested that the Collateral Agent agree to amend certain provisions of the Guarantee and Collateral Agreement as provided for herein; and

WHEREAS, subject to certain conditions, the Collateral Agent willing to agree to such amendments relating to the Guarantee and Collateral Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO GUARANTEE AND COLLATERAL AGREEMENT.

1.1. Amendment to Table of Contents.

A. The reference to “Schedule 4.12(a)” in the Table of Contents of the Guarantee and Collateral Agreement is hereby deleted in its entirety.

1.2. Amendments to Section 1.01: Defined Terms.

A. The defined term “Excluded Assets” set forth in Section 1.01 of the Guarantee and Collateral Agreement is hereby amended by amending (iv) by deleting the parenthetical and replacing it with the following:

“; provided, however, in the case of any US Grantor holding an Equity Interest in a Foreign Subsidiary that is an Excluded Subsidiary solely by virtue of being an Excluded Foreign Subsidiary, only the Equity Interests held by such US Grantor representing more than 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary shall constitute Excluded Assets”

B. The defined term “Material Contract” set forth in Section 1.01 of the Guarantee and Collateral Agreement is hereby deleted in its entirety.

C. The defined term “US Borrower” set forth in Section 1.01 of the Guarantee and Collateral Agreement is hereby deleted in its entirety.

1.3. Amendment to Section 4.12

A. Section 4.12 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety to read as follows:

“4.12 [Reserved].”

1.4. Amendment to Section 5.09

A. Section 5.09 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety to read as follows:

“5.09 [Reserved].”

1.5. Amendment to Section 8.15

A. Section 8.15(b) of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The Liens granted hereunder on the Collateral shall be released or subordinated, the Grantors shall be released from their obligations hereunder and the Guarantors shall be released from their obligations hereunder, in each case, in accordance with Section 9.20 of the Credit Agreement. In addition, upon payment in full of all obligations of Luxco under the Bridge Credit Agreement and termination of the Bridge Credit Agreement in accordance with its terms, all obligations (other than those expressly stated to survive such termination) of Luxco hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.”

SECTION 2. CONDITIONS PRECEDENT TO EFFECTIVENESS.

This Amendment shall become effective as of the date hereof upon the Collateral Agent’s receipt of this Amendment, duly executed by each of the Initial Grantors and the Collateral Agent.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

In order to induce the Collateral Agent to enter into this Amendment and to amend the Guarantee and Collateral Agreement in the manner provided herein, each of the Initial Grantors represents and warrants to the Collateral Agent that the following statements are true and correct in all material respects:

3.1. Powers. Each of the Initial Grantors have the power and authority, and the legal right, to execute, deliver and perform its obligations under this Amendment.

3.2. Authorization; No Conflicts. The execution, delivery and performance of this Amendment (a) have been duly authorized by all requisite corporate, partnership, public limited liability company or limited liability company and, if required, stockholder, shareholder, partner or member action on behalf of the Initial Grantors and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the memorandum or articles of association, certificate or articles of incorporation or other constitutive documents or by-laws of any Initial Grantor, (B) any order of any Governmental Authority or arbitrator applicable to any Initial Grantor or (C) any provision of any indenture, agreement or other instrument to which any Initial Grantor is a party or by which any of them or any of their property is or may be bound, except to the extent that such violation of clauses (A), (B) or (C) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except to the extent that such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Initial Grantor, other than Liens created under the Security Documents and liens permitted by Section 6.02 of the Credit Agreement.

3.3. Enforceability. This Amendment has been duly executed and delivered by each Initial Grantor and constitutes a legal, valid and binding obligation of each of the Initial Grantors enforceable against such Initial Grantor in accordance with its terms, subject to applicable bankruptcy, insolvency, court protection, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

3.4. Governmental Approvals. No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority is required in connection with this Amendment, except for (i) such as have been made or obtained and are in full force and effect or which will be made or obtained by the time required by law (including the Perfection Requirements) and (ii) those actions, consents, approvals, registrations, filings, Permits, notices or actions, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.5. Absence of Certain Funds Default. As of the date hereof and after giving effect to this Amendment, no Certain Funds Default is continuing unremedied or unwaived.

SECTION 4. MISCELLANEOUS

4.1. Reference to and Effect on the Guarantee and Collateral Agreement and the Other Loan Documents. On and after the date hereof, each reference in the Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Guarantee and Collateral Agreement, and each reference in the other Loan Documents to “Guarantee and Collateral Agreement”, “thereunder”, “thereof” or words of like import referring to the Guarantee and Collateral Agreement shall mean and be a reference to the Guarantee and Collateral Agreement as amended hereby, and this Amendment and the Guarantee and Collateral Agreement shall be read together and construed as a single instrument. Except as specifically amended by this Amendment, the Guarantee and Collateral Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Guarantee and Collateral Agreement or any of the other Loan Documents except as expressly provided herein.

4.2. Severability. In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.3. Limitation of Amendment. Nothing herein shall be deemed to entitle the Initial Grantors to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Guarantee and Collateral Agreement or any other Loan Document in similar or different circumstances.

4.4. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

4.5. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

4.6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 2 hereof. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

SSI INVESTMENTS I LIMITED

By:	/s/ MICHAEL C. ASCIONE
Director: Michael Ascione

By:	/s/ IMELDA SHINE
Director: Imelda Shine

SSI INVESTMENTS II LIMITED

By:	/s/ MICHAEL C. ASCIONE
Director: Michael Ascione

By:	/s/ IMELDA SHINE
Director: Imelda Shine

SSI INVESTMENTS III LIMITED

By:	/s/ MICHAEL C. ASCIONE
Director: Michael Ascione

By:	/s/ IMELDA SHINE
Director: Imelda Shine

[SIGNATURE PAGE TO FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT]

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent,

By:	/s/ FRED STUPART
	Name:	Fred Stupart
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT]